Exhibit 10.14

AMENDMENT NO. 1 TO LEASE

This Amendment to the Lease Agreement (this “Amendment”), dated as of March 1, 2021 (“Amendment Date”), is made between 1830 Charles Street, LLC, a Maryland limited liability company (“Landlord”) and ZeroFOX, Inc., a Delaware corporation (“ZeroFOX”).

A.

The parties previously entered into the Lease Agreement, dated as of February 27, 2016 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Existing Agreement”).

B.

Section 1.06 of the Existing Agreement provided for three extensions which have exhausted.

C.

The parties desire to amend the Existing Agreement to extend the term of the Lease on the terms and subject to the conditions of this Amendment.

The Parties agree as follows:

1.

DEFINITIONS. Capitalized terms not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Existing Agreement.

2.

AMENDMENTS. As of the Amendment Date, the Existing Agreement is hereby amended or modified as follows:

(A)       TERM: The term of the Existing Agreement is hereby extended to February 28, 2023 (“Renewal Term”).

(B)       BASE RENT/MONTHLY RENT:

Period Base	Base Rent	Monthly Rent
March 1, 2021 – February 28, 2022	$ 422,038.44	$35,169.87
March 1, 2022 – February 28, 2023	$ 434,699.64	$36,224.97

3.

DATE OF EFFECTIVENESS; LIMITED EFFECT. This Amendment is effective on the Amendment Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either party that would require the waiver or consent of the other party. On and after the Amendment Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.

MISCELLANEOUS. This Amendment shall inure to the benefit of and be binding upon each of the parties and each of their respective permitted successors and permitted assigns. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment. This Amendment constitutes the sole and entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by fax or by email of a scanned copy, or execution and delivery through an electronic signature service (such as DocuSign), shall be effective as delivery of an original executed counterpart of this Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of Amendment Date.

1830 Charles Street, LLC:	ZEROFOX, INC.

By:	/s/ James C. Foster		By:	/s/ Tim Bender
	Name:	James C. Foster		Name:	Tim Bender
				Title:	Chief Financial Officer

2